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                                                                  Exhibit 10.7.2
                                                                  --------------

                             Amendment Agreement 2


Hyundai Electronics Industries Co., Ltd. (the "HEI") and ChipPAC Korea, Ltd. (the "CPK") agrees to amend the lease agreement ("the Agreement") executed between the parties as of June 30, 1998 and the Amendment Agreement (the "Amendment 1") as of September 30, 1998 as follows

A. Paragraph 1 and 2 of Article 3 of the Agreement and Paragraph 2 of the Amendment shall be amended as follows

1. The term of lease under this Agreement shall be five years from the Effective Date of this Amendment 2. However, CPK shall have an option to extend the Agreement for an additional five year term ("the extended term"), exercisable by CPK at any time prior to the expiration of the initial term.

2. Lessor may not terminate in the middle of the term of this agreement or extended term. However, it is understood and agreed that nothing herein shall limit HEI's termination rights under Article 10 of this Agreement and applicable laws. If lessee wishes to terminate the agreement fully or partially (the "partial termination") in the middle of the term or the extended term of the agreement, the lessee shall give a written notice to lessor six months prior to the date of termination. However, lessee may not terminate the agreement within three years from the Effective Date of this Amendment 2.

B. Paragraph 6 and 7 shall be added to Article 4 of the Agreement as follows

6. The monthly rent during the extended term shall be adjusted as set forth in
   Article 4 Section 5 of the Agreement.

7. In the case of any partial termination, the monthly rent shall be proportionately reduced based on the reduction in the amount of rentable square meters.

C. The term of the Agreement and Amendment 1 which are not explicitly amended or altered herein shall be deemed to have the same effects as set forth
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   in the Agreement and Amendment 1

IN WITNESS whereof, two copies of the agreement are executed and sealed by HEI and CPK who shall keep one copy in their custody.

July 31, 1999

HEI

 /seal/
__________________
CPK

 /seal/
__________________



Officer's Certification:
-----------------------

I, Tony Lin, hereby represent that this English translation is a fair and accurate translation.

By:  /s/ Tony Lin
    ------------------
Title: Chief Financial Officer
       ChipPAC, Inc.